Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-136506 on Form S-8 and the Registration Statement No. 333-145696 on Form S-3 of our report dated March 12, 2009 (May 7, 2009 as to the effects of the retrospective adoption of Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”, as disclosed in Notes 2, 15, and 16), relating to the consolidated financial statements of Evercore Partners Inc. and subsidiaries (the “Company”) and the combined financial statements of Evercore Holdings (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s retrospective adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”, effective January 1, 2009, the formation of the Company and the Company becoming subject to U.S. corporate federal income taxes that it accounts for in accordance with SFAS No. 109, “Accounting for Income Taxes”) appearing in this Current Report on Form 8-K of the Company for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

New York, New York

May 7, 2009